EXHIBIT 3i



                    ARTICLES OF INCORPORATION

                  DOMESTIC BUSINESS CORPORATION

                    FIRST KEYSTONE CORPORATION
                      111 WEST FRONT STREET
                   BERWICK, PENNSYLVANIA  18603
                         COLUMBIA COUNTY


Purpose of the Corporation:

To have unlimited power to engage in and do any lawful act concerning any or all lawful business for which corporations may be incorporated under the provisions of the Business Corporation
Law of the Commonwealth of Pennsylvania.

Number and Class of Shares:  1,000,000 shares, Common Stock

Stated Par Value Per Share if Any:  $10.00

Total Authorized Capital:  $10,000,000

Term of Existence:  Perpetual

Name and Address of Each Incorporator, and the Number and Class of Shares Subscribed to by each Incorporator:



                                                              Number and
                          Address  (Street, City,             Class of
Name                                State, Zip Code)          Shares
______________________________________________________________________
Arthur E. Arndt, Jr.      910 E. 3rd St.                      1 share
                          Berwick, PA 18603                   Common Stock

Budd L. Beyer             R.R. #2                             1 share
                          Berwick, PA 18603                   Common Stock

Robert E. Bull            323 W. 4th St.                      1 share
                          Nescopeck, PA  18635                Common Stock




(See Attached Sheet for Additional Incorporators)


IN TESTIMONY WHEREOF, the Incorporator(s) have signed and sealed the Articles of Incorporation this 5th day of July, 1983.

/s/ Arthur E. Arndt, Jr.
Arthur E. Arndt, Jr.

/s/ Budd L. Beyer
Budd L. Beyer

/s/ Robert E. Bull
Robert E. Bull

/s/ Bernard A. Ciampi
Bernard A. Ciampi

                    FIRST KEYSTONE CORPORATION

                    ARTICLES OF INCORPORATION
                       ADDITIONAL ARTICLES


     7. No merger, consolidation, liquidation or dissolution of this corporation nor any action that would result in the sale or other disposition of all or substantially all of the assets of this corporation shall be valid unless first approved by the affirmative vote of the holders of at least sixty six and two thirds (66 2/3%) percent of the outstanding shares of Common Stock of this corporation. This Article 7 may not be amended unless first approved by the affirmative vote of the holders of at least sixty six and two thirds (66 2/3%) percent of the outstanding shares of Common Stock of this corporation.

     8. Cumulative voting rights shall not exist with respect to the election of directors.

     9. (a) The Board of Directors may, if it deems it advisable, oppose a tender or other offer for the corporation's securities, whether the offer is in cash or in the securities of a corporation or otherwise. When considering whether to oppose an offer, the Board of Directors may, but is not legally obligated to, consider any relevant, germane or pertinent issue; by way of illustration, but not to be considered any limitation on the power of the Board of Directors to oppose a tender or other offer for this corporation's securities, the Board of Directors may, but shall not be legally obligated to, consider any or all of the following:

         (i) Whether the offer price is acceptable based on historical and present operating results or financial condition of the corporation;

         (ii) Whether a more favorable price could be obtained for the corporation's securities in the future;

         (iii)  The impact which an acquisition of the
corporation would have on the employees, depositors and customers of the corporation and its subsidiaries and the communities which they serve;

         (iv) The reputation and business practices of the offeror and its management and affiliates as they would affect the employees, depositors and customers of the corporation and its subsidiaries and the future value of the corporation's stock;

         (v) The value of the securities (if any) which the offeror is offering in exchange for the corporation's securities, based on an analysis of the worth of the corporation as compared to the corporation or other entity who securities are being offered; and

         (vi) Any antitrust or other legal and regulatory issues that are raised by the offer.

         (b) If the Board of Directors determines that an offer should be rejected, it may take any lawful action to accomplish its purpose, including, but not limited to, any or all of the following: advising shareholders not to accept the offer; litigation against the offeror; filing complaints with all governmental and regulatory authorities; acquiring the corporation's securities; selling or otherwise issuing authorized but unissued securities or treasury stock or granting options with respect thereto; acquiring a company to create an antitrust or other regulatory problem for the offeror; and obtaining a more favorable offer from another individual or entity.

                    FIRST KEYSTONE CORPORATION

                    ARTICLES OF INCORPORATION
                   INCORPORATORS AND SIGNATURES




                                                              Number and
                          Address  (Street, City,             Class of
Name                                State, Zip Code)          Shares

Arthur E. Arndt, Jr.      910 E. 3rd St.                      1 share
                          Berwick, PA  18603                  Common Stock

Budd L. Beyer             R.R. #2                             1 share
                          Berwick, PA 18603                   Common Stock

Robert E. Bull            323 W. 4th St.                      1 share
                          Nescopeck, PA  18635                Common Stock

Bernard A. Ciampi         302 Martzville Rd.                  1 share
                          Berwick,  PA  18603                 Common Stock

Frank C. Elmes            113 W. Front St.                    1 share
                          Berwick, PA  18603                  Common Stock

Russell M. Henne          521 E. 5th St.                      1 share
                          Berwick, PA  18603                  Common Stock

Doyle W. Hortman          328 Mulberry St.                    1 share
                          Berwick, PA  18603                  Common Stock

John K. Jacoby            312 E. 4th St.                      1 share
                          Berwick, PA  18603                  Common Stock

F. Stuart Straub          1001 E. Front St.                   1 share
                          Berwick, PA  18603                  Common Stock

Robert J. Wise            R.R. #3                             1 share
                          Berwick, PA  18603                  Common Stock


     IN TESTIMONY WHEREOF, The Incorporator(s) Has (Have) Signed
And Sealed The Articles Of Incorporation This 5th Day of July,
1983.


/s/ Arthur E. Arndt, Jr.
Arthur E. Arndt, Jr.

/s/ Budd L. Beyer
Budd L. Beyer


/s/ Robert E. Bull
Robert E. Bull


/s/ Bernard A. Ciampi
Bernard A. Ciampi


/s/ Frank C. Elmes
Frank C. Elmes


/s/ Russell M. Henne
Russell M. Henne


/s/ Doyle W. Hortman
Doyle W. Hortman


/s/ John K. Jacoby
John K. Jacoby


/s/ F. Stuart Straub
F. Stuart Straub


/s/ Robert J. Wise
Robert J. Wise

                    FIRST KEYSTONE CORPORATION
              DIRECTORS' CONSENT TO CORPORATE ACTION


     The undersigned, being all the directors of the above named corporation, entitled to vote at a meeting thereof, do hereby consent to the adoption of the following resolutions and to the taking of the corporate action hereinafter specified as though same had been adopted at a meeting the directors duly called and convened, this consent being given pursuant to Section 402 of the Business Corporation Law, as amended:

BE IT RESOLVED, that, in accordance with Section 1802 of the Business Corporation Law, the Board of Directors approves, adopts, ratifies and consents to an amendment to Article 5 of this corporation's Articles of Incorporation to read as follows:

     5. The aggregate number of shares which the corporation shall have authority to issue is: Three Million (3,000,000) shares of Common Stock of the par value of Two Dollars ($2.00) per share (the "Common Stock") and Five Hundred Thousand (500,000) shares of Preferred Stock of the par value of Ten Dollars ($10.00) per share (the "Preferred Stock") with a total authorized capital of Eleven Million Dollars ($11,000,000).

         The Preferred Stock of the corporation may, from time to time, be divided into and issued in one or more series of shares, each of which series shall be so designated as to distinguish the shares thereof from the shares of all other series. All shares within any series of Preferred Stock shall be identical. There may be variations between different series of Preferred Stock, namely, the rate of dividend, the right of redemption, and the price at, and the terms and conditions on, which shares may be redeemed, the amounts payable upon shares in event of voluntary or involuntary liquidation, sinking fund provisions for the redemption or purchase of shares, the right of conversion, and the terms and conditions on which shares may be converted in the event the shares of any series of Preferred Stock are issued with the privilege of conversion. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purpose of voting by classes under the applicable laws of the Commonwealth of Pennsylvania.

         The Board of Directors of the corporation is hereby expressly vested with the authority, by resolution, from time to time to divide the Preferred Stock of the corporation into one or more series as aforesaid, to fix and determine the variable relative rights and preferences of any series so established, and to change redeemed or reacquired shares of any one series thereof into shares of another series.

and,

BE IT FURTHER RESOLVED, that the Board of Directors approves, adopts, ratifies and consents to a new additional Article 10 of the corporation's Articles of Incorporation to read as follows:

         10. No holder of shares of any class or of any series of any class shall have any preemptive right to subscribe for, purchase or receive any shares of the corporation, whether now or hereafter authorized, or any obligations or other securities convertible into or carrying options or warrants to purchase any such shares of the corporation, or any options or rights to purchase any such shares or securities, issued or sold by the corporation for cash or any other form of consideration, and any such shares, securities, options, warrants or rights may be issued or disposed of by the Board of Directors to such persons and on such terms as the Board of Directors, in its discretion, shall deem advisable.

and,

BE IT FURTHER RESOLVED, that the Board of Directors, directs that the two aforesaid amendments to the corporation's Articles of Incorporation be submitted to the shareholders at the 1989 Annual Meeting of Shareholders to be held on March 21, 1989 at 9:00 a.m., prevailing time, at the main office of The First National Bank of Berwick, 111 West Front Street, Berwick, Pennsylvania, 18603; and

NOW, THEREFORE, BE IT RESOLVED, that the proper officers of the corporation are hereby directed, authorized and empowered to take such action, for and on behalf of the corporation, as they deem necessary, to effectuate the intent and purpose of the foregoing resolutions.


Dated:  February 15, 1989


/s/ Arthur E. Arndt, Jr.
Arthur E. Arndt, Jr.


/s/ J. Gerald Bazewicz
J. Gerald Bazewicz


/s/ Budd L. Beyer
Budd L. Beyer


/s/ Robert E. Bull
Robert E. Bull


/s/ John L. Coates
John L. Coates


/s/ Dudley P. Cooley
Dudley P. Cooley


/s/ Frederick E. Crispin, Jr.
Frederick E. Crispin, Jr.


/s/ Stanley E. Oberrender
Stanley E. Oberrender


/s/ F. Stuart Straub
F. Stuart Straub


/s/ Robert J. Wise
Robert J. Wise

                   COMMONWEALTH OF PENNSYLVANIA
                       DEPARTMENT OF STATE
                        CORPORATION BUREAU

ARTICLES OF AMENDMENT - DOMESTIC BUSINESS CORPORATION

     In compliance with the requirements of 15 Pa.C.S. paragraph
1915 (relating to Articles of Amendment), the undersigned business corporation, desiring to amend its Articles, does hereby certify and state that:

     1.   The Name of the Corporation is:

          First Keystone Corporation

     2. The Address, including street and number, of its Registered Office in this Commonwealth is: (The
          Department of State is hereby authorized to correct the following statement to conform to the records of the Department):

          111 West Front Street, P.O. Box 289, Columbia County,
          Berwick, Pennsylvania 18603

     3. The Statute by or under which the Corporation was Incorporated is:

          Business Corporation law of 1933, Act of May 5, 1933,
          P.L. 364, as amended.

     4.   The Date of its Incorporation is:

          July 6, 1983

     5. The Manner in which the Amendment was Adopted by the Corporation is:

          The amendment was duly approved and adopted, and proposed to the Shareholders, by the Board of Directors of the Corporation at a Meeting of the

          Board of Directors of the Corporation duly called, convened and held on February 10, 1998. The amendment was duly adopted by the Shareholders of the Corporation pursuant to Section 1914(a) and (b) of the Business Corporation Law of 1988, as amended, at the 1998 Annual Meeting of Shareholders of the Corporation duly called, convened and held pursuant to a Notice of Annual Meeting of Shareholders, Proxy Statement, and Form of Proxy dated March 27, 1998 and first sent on or about March 27, 1998 by United States Mail, first class postage prepaid, to the Shareholders of record as of the Record Date of March 10, 1998. The 1998 Annual Meeting of shareholders was held at 9:00 a.m., prevailing time, on Tuesday, April 21, 1998 at the main office of The First National Bank of Berwick, 111 West Front Street Berwick, Pennsylvania 18603. The total number of shares outstanding was 2,933,727 with each share entitled to one vote. The total number of shares entitled to vote was 2,933,727. The total number of shares that voted for the amendment was 2,376,425, the total number of shares that voted against the amendment was 66,663, and the total number of shares that abstained from voting on the matter was 35,532. Thus, the amendment was approved and adopted by 81% of the outstanding shares of Common Stock of the Corporation, which constitutes greater than a majority of the outstanding shares of Common Stock required to approved and adopt the amendment.

     6. The Amendment Adopted by the Corporation set forth in full is:

               5. The aggregate number of shares which the Corporation shall have authority to issue is 10,000,000 shares of Common Stock of the par value of $2.00 per share (the "Common Stock").

     7. The Amendment shall be Effective upon filing these Articles of Amendment with the Commonwealth of Pennsylvania, Department of State, Corporation Bureau.

     IN TESTIMONY WHEREOF, the undersigned Corporation has caused these Articles of Amendment to be signed by a duly authorized officer and its corporate seal, duly attested by another such officer, to be hereunto affixed this 30th day of April, 1998.

Attest:                   FIRST KEYSTONE CORPORATION

/s/ John L. Coates        By:  /s/ J. Gerald Bazewicz
    Secretary                      President


CORPORATE SEAL